UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 below are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2020, Barrett Business Services, Inc. (the "Company"), finalized a revised credit facility with its principal bank, Wells Fargo Bank, National Association (the "Bank"). The terms of the revised credit facility are set forth in the First Amendment (the "Amendment") to the Second Amended and Restated Credit Agreement dated as of August 6, 2019 (the "Credit Agreement"), and related documents executed by the Company and the Bank.

The Amendment increases the revolving credit line under the Credit Agreement from $33,000,000 to a maximum of $50,000,000, which will be reduced automatically to $33,000,000 effective as of July 1, 2021, or earlier at the Company’s request as long as the outstanding principal amount then due on such revolving line of credit is no greater than $33,000,000. In addition, the Amendment increases the rate of fee payable on the daily unused amount of the revolving line of credit from 0.375% per year to 0.50% per year, provided that such rate will revert back to 0.375% if the Company requests a reduction of the maximum principal amount of the revolving line of credit to $33,000,000 prior to September 15, 2020.

The Amendment further provides that:

•	The financial covenant relating to minimum EBITDA (net income before taxes plus interest expense (net of capitalized interest expense), depreciation expense, and amortization expense) is replaced by a requirement that the ratio of the Company’s total funded debt (the sum of all obligations for borrowed money plus all capital lease obligations), plus the unused principal amount of the revolving line of credit, divided by EBITDA, not exceed 2.75 to 1.0 as of the end of each fiscal quarter through June 30, 2021, and 1.75 to 1.0 thereafter, in each case determined on a rolling four-quarter basis.

•	The coverage ratio relating to workers’ compensation liabilities is revised to include borrowing capacity in the numerator and to exclude safety incentive liabilities from the denominator and to change the minimum ratio from 1.0:1.0 to 1.15:1.0.

•	Until July 1, 2021, the Company is not permitted to declare or pay any dividend or distribution, or to redeem, retire or repurchase any shares of the Company’s capital stock without the Bank’s prior approval, other than (i) quarterly cash dividends to holders of common stock in an amount not to exceed a total of $0.30 per share during a fiscal quarter, and (ii) acquisitions of shares of common stock at fair market value in connection with satisfaction of employee tax withholding obligations incurred with regard to employee equity compensation arrangements entered into in the ordinary course of business, for consideration not exceeding a total of $3,500,000.

•	The revised covenants described above will revert automatically to the covenants in effect as of May 15, 2020, if the Company requests that the maximum principal amount of the revolving line of credit be reduced to $33,000,000 before July 1, 2021.

•	Beginning July 1, 2021, if an event of default under the Credit Agreement has occurred or would occur on a pro forma basis, the Company may not (i) declare or pay any dividend or distribution, or (ii) redeem, retire, repurchase or otherwise acquire any class or type of ownership interest in the Company in an amount exceeding an aggregate of $15,000,000 over any rolling 12-month period.

All other material terms and conditions of the Credit Agreement are unchanged from those described in Note 4 to the Company's unaudited interim condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed by the Company with the Securities and Exchange Commission (the "SEC") on May 6, 2020.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	First Amendment, dated as of May 15, 2020, to Second Amended and Restated Credit Agreement between the Registrant and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: May 21, 2020	By:	/s/ Anthony J. Harris
Anthony J. Harris Vice President-Finance, Treasurer and Secretary